Report of Independent Registered Public Accounting Firm

Exhibit 99.2

To the Shareholders and the Board of Directors of Guru Experience, Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Guru Experience, Co. (the "Company") as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders' deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended December 31, 2021, the Company incurred a net loss and utilized cash in operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to alleviate these conditions are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition - identification of contractual terms in certain customer arrangements

As described in Note 1 to the financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

We identified management's judgment necessary to identify performance obligations in an arrangement and determine the timing and allocation of revenue in arrangements with multiple performance obligations  as a critical audit matter.  This required significant auditor judgment and effort in performing procedures to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management.

Our audit procedures related to the recognition of revenue included the following, among others:

  We evaluated the Company's accounting policies in the context of the applicable accounting standards.
  We evaluated the appropriateness and consistency of the methods and assumptions used by management.
  We selected a sample of revenue arrangements, including those arrangements that we considered individually significant, and obtained and read the contracts and related contract documentation, evaluated whether the management properly identified the contract terms of the arrangements, tested management's identification of the performance obligations, and we tested whether the consideration allocated to each performance obligation was recognized in the correct accounting period.

We have served as the Company's auditor since 2022.

/s/Weinberg & Company, P.A.
Los Angeles, California
February 13, 2023

GURU EXPERIENCE, CO.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$45,246	$43,908
Accounts receivable	89,181	36,096
Other current assets	22,247	6,743
	156,674	86,747
NON-CURRENT ASSETS
Equipment, net	14,856	-
Other assets	5,825	11,239

TOTAL ASSETS	$177,355	$97,986

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$197,759	$233,387
Accrued expenses and other current liabilities	81,562	66,830
Unearned revenue	48,503	10,166
Convertible notes payable	675,000	675,000
Line of credit	39,809	-
	1,042,633	985,383
LONG TERM LIABILITIES
CARES Act loan	-	122,374

TOTAL LIABILITIES	1,042,633	1,107,757

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 4,139,669 shares authorized and outstanding	4,140	4,140
Common stock, $0.001 par value, 10,400,000 shares authorized, 2,778,392 and 2,778,392 shares outstanding, respectively	2,778	2,778
Additional paid-in capital	4,615,319	4,615,319
Accumulated deficit	(5,487,515)	(5,632,008)
TOTAL SHARESHOLDERS' DEFICIT	(865,278)	(1,009,771)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$177,355	$97,986

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	For the years ended December 31,
	2021	2020

REVENUE
Software subscriptions	$678,192	$514,725
Services	80,031	141,164
TOTAL REVENUE	758,223	655,889

COST OF REVENUE	158,744	196,156

GROSS PROFIT	599,479	459,733

OPERATING EXPENSES
Professional fees	30,101	76,737
Depreciation	1,069	10,223
Selling, general, and administrative	529,194	600,134
TOTAL OPERATING EXPENSES	560,364	687,094

OPERATING INCOME (LOSS)	39,115	(227,361)

OTHER INCOME (EXPENSE)
Gain on forgiveness of CARES Act loan	122,374	-
Interest expense	(27,068)	(26,130)
Loss on settlement with former president	-	(55,110)
Other	10,072	5,164
Total other income (expense), net	105,378	(76,076)

NET INCOME (LOSS)	$144,493	$(303,437)

NET INCOME (LOSS) PER SHARE- BASIC AND DILUTED	$0.05	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING- BASIC AND DILUTED	2,778,392	4,186,778

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
For the years ended December 31, 2021 and 2020

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Total
BALANCE, December 31, 2019	4,139,669	$4,140	4,365,000	$4,365	$4,613,732	$(5,328,571)	$(706,334)
Rescission of shares associated with settlement with former president	-	-	(1,586,608)	(1,587)	1,587	-	-
Net loss for the period	-	-	-	-	-	(303,437)	(303,437)
BALANCE, December 31, 2020	4,139,669	4,140	2,778,392	2,778	4,615,319	(5,632,008)	(1,009,771)
Net income for the period	-	-	-	-	-	144,493	144,493
BALANCE, December 31, 2021	4,139,669	$4,140	2,778,392	$2,778	$4,615,319	$(5,487,515)	$(865,278)

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2021	2020

Net income (loss)	$144,493	$(303,437)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	1,069	10,223
Gain on forgiveness of CARES Act loan	(122,374)	-
Loss on settlement with former president	-	55,110
Changes in:
Accounts receivable	(53,085)	803
Other current assets	(15,504)	5,298
Other assets	5,414	(6,525)
Accounts payable	(35,628)	90,246
Accrued expenses and other current liabilities	14,732	1,634
Unearned revenue	38,337	(6,505)
Net cash used in operating activities	(22,546)	(153,153)

INVESTING ACTIVITIES:
Purchase of equipment	(15,925)	-
Net cash used in investing activities	(15,925)	-

FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	-	75,000
Proceeds from line of credit	39,809	-
Proceeds from CARES Act loan	-	122,374
Net cash provided by financing activities	39,809	197,374

Net change in cash and cash equivalents	1,338	44,221
Cash and cash equivalents, beginning of year	43,908	(313)
Cash and cash equivalents, end of year	$45,246	$43,908

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2,041	$-

See accompanying notes to the financial statements.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

1. Organization and Summary of Significant Accounting Policies

The Company

Guru Experience Co. (the "Company" or "Guru") was incorporated under the laws of the State of Delaware on December 15, 2017.  Guru is a software as a service ("SaaS") solutions company providing a cloud-based app platform to the Museum Industry.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2021, the Company used cash in operations, and as at December 31, 2021, the Company had a shareholders' deficit. These factors raise substantial doubt about the ability of the Company to continue as a going concern within one year of the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if  the Company is  unable to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to further develop its business. To date, the Company has funded operations through the issuance of capital stock and debt. Management plans to continue raising additional funds through equity or debt financings and loans from directors. There is no certainty that further funding will be available as needed. The ability of the Company to continue its operations as a going concern is dependent upon its ability to raise sufficient new capital to fund its operating commitments and ongoing losses and ultimately on generating profitable operations.

COVID-19 Considerations

As of the date of this filing, there continues to be concern regarding the ongoing impacts and disruptions caused by the COVID-19 pandemic in the regions in which the Company operates. Although the impacts of the pandemic on our business have not been material to date, a prolonged downturn in economic conditions as a result of the pandemic could have a material adverse effect on our customers and demand for our services and products. At this time, it is not possible for the Company to predict the duration or magnitude of the impacts of the pandemic, or other outbreaks of communicable diseases, on the Company's business, financial condition, and results of operations.

Inflation and Economic Disruption

Our business is dependent in part on general economic conditions. Many jurisdictions in which our customers are located have experienced and could continue to experience unfavorable general economic conditions, such as inflation, increased interest rates and recessionary concerns, which could negatively affect demand for our products. Under difficult economic conditions, customers may seek to cease spending on our services and products, which could negatively affect our financial performance. We cannot predict the timing or magnitude of an economic slowdown or the timing or strength of any economic recovery. These and other economic factors could have a material adverse effect on our business, financial condition, and results of operations.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's significant estimates include those related to revenue recognition, stock-based compensation, software development costs, and income taxes. Actual results could differ from those estimates.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.

Authoritative guidance provided by the Financial Accounting Standards Board ("FASB") defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3 Unobservable inputs based on the Company's assumptions.

The carrying amounts of cash and cash equivalents, approximate their fair values given their short-term nature.  The carrying amounts of the line of credit and convertible notes approximate fair values because the interest rates on these obligations are based on prevailing market interest rates.

Cash and Cash Equivalents

For the purpose of the balance sheets and statements of cash flows, the Company considers all highly liquid investments readily convertible to a known amount of cash with an original maturity of three months or less and subject to an insignificant risk of changes in value to be cash equivalents.    Cash is held at major financial institutions and insured by the Federal Deposit Insurance Corporation (FDIC) up to federal insurance limits.  The Company believes that no significant concentration of credit risk exists with respect to cash because of its assessment of the creditworthiness and financial viability of these financial institutions.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

Accounts Receivable

Accounts receivable are generally recorded at the invoiced amounts net of an allowance for expected losses. The Company evaluates the collectability of our trade accounts receivable based on several factors. In circumstances where it becomes aware of a specific customer's inability to meet its financial obligations to us, a specific reserve for bad debts is estimated and recorded which reduces the recognized receivable to the estimated amount that management believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on our historical losses and an overall assessment of past due trade accounts receivable outstanding. At December 31, 2021 and 2020, the Company had no reserve recorded for uncollectible accounts receivable.

Equipment

Equipment is recorded at cost.  Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.  The average lives of equipment range from three to five years.  Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. When assets are retired or sold, the costs and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.  Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals that extend the life of the assets are capitalized when incurred.  Management assesses the carrying value of equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition.  If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.  For the years ended December 31, 2021 and 2020, the Company determined there were no indicators of impairment of its equipment.

Revenue recognition

The Company's revenues are derived from contracts with our clients. The Company derives its revenues primarily from the following sources:

• Revenue from software subscriptions represent the sale of term licenses to clients.  Revenue from software subscriptions also includes technical support, bug fixes, and when-and-if available unspecified software upgrades;

• Revenue from services represents fees generated for professional and other services provided that are not sold under software subscription arrangements.

Management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

Software subscriptions are generally sold as annual or multi-year initial terms with automatic annual renewal provisions on expiration of the initial term.  The Company's software subscription sales include noncancelable maintenance support which entitle clients to receive technical support and software updates, during the term of the software subscription license agreement.  Software subscriptions are generally payable in advance on a monthly basis over the term of the license arrangement, which is typically noncancelable.  The Company's subscriptions are generally one to three years in duration, with the majority being one year. Consideration from subscription arrangements is typically billed in advance on a monthly basis.

When an arrangement contains multiple performance obligations, the Company accounts for individual performance obligations separately if they are distinct.  The Company allocates the transaction price to each performance obligation in a contract based on its relative standalone selling price.  The transaction price allocated to software subscription licenses is recognized as revenues over time throughout the term of the contract as the services are provided, beginning after the software is made available to clients.  Noncancelable software subscription maintenance support services are considered to be a series of distinct services that are substantially the same and have the same duration and measure of progress, and the Company has concluded that they represent one combined performance obligation and revenue is recognized ratably over the contract period.

In general, professional and other services are distinct performance obligations and transaction price for professional and other services typically does not have multiple performance obligations.  Revenue from professional and other services is generally recognized as the services are delivered to the customer at a point in time.

Deferred Revenue

Contract liabilities consist of deferred revenue and include payments received in advance of performance under contracts associated with software subscriptions.  Such amounts are recognized as revenue over the contractual period.

Advertising Expense

Advertising costs are expensed as incurred and were $20,468 and $7,067 in 2021 and 2020, respectively.

Stock-Based Compensation

The Company periodically issues share awards and stock options to employees and non-employees for services. The award's fair value is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

The fair value of each option or warrant grant is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies with characteristics similar to the Company. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Additionally, deferred tax assets are evaluated, and a valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. There can be no assurance that the Company's future operations will produce sufficient earnings so that the deferred tax asset can be fully utilized. The Company currently maintains a full valuation allowance against net deferred tax assets.

Net Income (Loss) per Share

The Company calculates basic earnings (loss) per share by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding. We do not include the impact of any potentially dilutive common stock equivalents in our basic earnings (loss) per share calculations. Diluted earnings per share reflects potentially dilutive common stock equivalents, including options and warrants that could share in our earnings through the conversion of common shares, except where their inclusion would be anti-dilutive.  At December 31, 2021 and 2020, the following securities are excluded from the calculation of diluted income per share as their effect would have been anti-dilutive to the net income (loss) for the periods.

	December 31, 2021	December 31, 2020
Stock options	29,712	29,712
Restricted stock units	700,000	700,000
	729,712	729,712

Segment Reporting

The Company operates in one segment for the manufacture and distribution of our products. In accordance with the "Segment Reporting" Topic of the ASC, the Company's chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under "Segment Reporting" due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing, and distribution processes. Since the Company operates in one segment, all financial information required by "Segment Reporting" can be found in the accompanying financial statements.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

Recent accounting pronouncements

In September 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2016-13, Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses ("CECL") to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06 ("ASU 2020-06") "Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40)." ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. The diluted net income per share calculation for convertible instruments will require the Company to use the if-converted method. For contracts in an entity's own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. This update simplifies the related settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective January 1, 2024, for the Company and the provisions of this update can be adopted using either the modified retrospective method or a fully retrospective method. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Effective January 1, 2021, the Company early adopted ASU 2020-06 and that adoption did not have an impact on our financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, are not believed by management to have a material impact on the Company's present or future financial statements.

2. Revenue

The Company's revenue primarily consists of software subscription fees that allow customers to access the hosted software over the contract period. The revenue arrangements do not contain general rights of refund in the event of cancellations.  In addition, service revenue represents fees for services provided that are not covered under subscription arrangements.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

The following table disaggregates revenue by major source:

	Years Ended December 31,
	2021	2020
Subscription fees	$678,191	$627,136
Service revenue	80,032	28,753
	$758,223	$655,889

Concentrations:

During the year ended December 31, 2021, revenue to the Company's largest customers represented approximately 31%, 25%, and 15% of total revenue.  During the year ended December 31, 2020, revenue to the Company's largest customers represented approximately 38%, 15%, and 11% of total revenue. No other customers accounted for more than 10% of total revenue during the years ended December 31, 2021 and 2020.

As of December 31, 2021, the Company had accounts receivable due from three customers which represented 42%, 22% and 14%, respectively, of its total accounts receivable.  As of December 31, 2020, the Company had accounts receivable due from four customers which represented 55%, 14%, 12% and 11%, respectively, of its total accounts receivable. No other customers accounted for more than 10% of the Company's accounts receivable balance as of December 31, 2021 and 2020.

3. Line of Credit

During the year 2021, the Company was approved by a third-party lending marketplace to advance funds against future accounts receivable on an ad-hoc basis.  During the year ended December 31, 2021, the Company received $147,809 through various advances and repaid $108,000 for a net balance of $39,809 at December 31, 2021. The Company had the ability to advance $110,191 with the same lending marketplace as of December 31, 2021. The Company assigns and sells its future contractual revenues arising from the sale of the Company's goods and services without recourse to the lender.  In exchange, the lender assumes the credit risk associated with the contractual revenues as long as the terms are consistent with agreed upon terms.  The Company receives the advance, net of a discount rate, and is required to make equal monthly payments across 12 months. The Company has the ability to use the marketplace on a go forward basis, similar to a line of credit. As of December 31, 2021 the Company was in good standing with the marketplace and has never been in default.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

4. Convertible Notes Payable

	December 31, 2021	December 31, 2020
Convertible Notes Payable	$675,000	$675,000

At December 31, 2021 and 2020, the Company has convertible notes totaling $675,000 ("Notes").  Of these Notes, $600,000 were issued in 2019 and $75,000 was issued in 2020.  The Notes bear interest of 4%.  At December 31, 2021, the notes are in default.  The Notes issued in 2019 were due to be paid in 2020 and the notes issued in 2020 are due to be paid in July 2022.  The Notes contain an automatic conversion feature to convert the notes plus unaccrued interest into shares of the Company's common stock if the Company sells shares of its common stock for total proceeds of not less than $3,000,000.    The conversion rate would be based on 80% of the cash price paid per share received subject to modification for the occurrence of events as defined in the Notes agreements.

At December 31, 2021 and 2020, accrued interest payable on these Notes is $41,427 and $68,427, respectively.  During the years ended December 31, 2021 and 2020, interest expense of $26,130 and $27,000, respectively, were recognized on these Notes.

On November 23, 2022, the Company completed a merger with Live Current Media Inc. ("Live Current" (see Note 11) and all of the Notes and unpaid interest were converted into 3 million shares of Live Current's common stock as satisfaction in full of the amounts owing under the Notes.

5. Shareholders' deficit

Preferred Stock

The Company has outstanding preferred stock as follows:  Series A Preferred totaling 2,640,832 with original issue price of $1.0007 and Series A-1 Preferred totaling 1,498,837 with original issue price of $0.914.  The Company's preferred stock has the following terms:

• Voting rights:  Each holder of shares of preferred stock are entitled to the number of votes equal to the number of convertible shares into which the preferred stock can be converted.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

• Dividend rights:  annually a cash dividend of 8% of the original issue price for the shares payable only when declared by the board of directors.  Dividends cannot be paid to common stockholders until all preferred stock dividends have been paid.

• Liquidation rights:  prior to distribution to common stockholders, preferred stockholders are entitled to be paid out of the assets of the Company an amount per share equal to the original issue price plus all declared and updated dividends.

• Conversion rights:  The conversion rate is the original issue price of each series.  The rate can be adjusted if the Company sells additional shares of its common stock for a price less than the conversion rate.

The Company issued no shares of preferred stock during the years ended 2021 and 2020.

Common Stock

The Company issued no shares of common stock during the years ended December 31, 2021 and 2020.  In 2020, the Company received 1,586,608 of its common shares back from its former president (see Note 8).

6. Stock options

During the years ended December 31, 2021 and 2020, the Company issued no stock options nor stock awards.  No stock-based compensation was recognized during the years ended December 31, 2021 and 2020.

At December 31, 2021, outstanding and vested options total 29,712 and 22,284, have an exercise price of $0.23 and have a remaining life of 0.6 years.    No compensation expense related to these options was recognized subsequent to December 31, 2021.

7. CARES Act Loan Payable

On May 6, 2020, the Company entered into a loan (the "CARES Act Loan") with Celtic Bank Corporation ("Celtic Bank") for the principal amount of $122,374, pursuant to the Paycheck Protection Program (the "PPP") under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").

The CARES Act Loan matures two years from the disbursement date and bears interest at a rate of 1% per annum. The CARES Act loan and accrued interest were forgivable after December 31, 2020, as long as the borrower used the loan proceeds for qualifying expenses, including payroll, benefits, rent and utilities, and maintains its payroll levels. Management believes the entire loan amount has been used for qualifying expenses.

The Company filed its application for a full loan forgiveness to Celtic Bank in 2021. On July 30, 2021, the Company received notice from Celtic Bank indicating that the Small Business Administration approved the forgiveness of the CARES Act loan payable in the amount of $122,374. Accordingly, for the year ended December 31, 2021, the Company recognized the forgiveness of the CARES Act loan as "Gain on forgiveness of CARES Act loan payable" in the accompanying statements of operations.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

8. Settlement with Former President

In November 2020, the Company entered into an agreement with its former president to settle various items relating to expenses paid by the Company on the former president's behalf.  As part of the agreement, the former president agreed to return 1,586,608 shares of the Company's common stock that he held, in partial payment of amounts owed to the Company.  The Company recognized a loss of $55,110 on the settlement upon forgiveness of the amount of funds owed by the former president to the Company.

9. Income Taxes

The Company did not recognize a tax provision or benefit for the years ended December 31, 2021 and 2020 due to ongoing net losses and a valuation allowance.  The income tax provision (benefit) for the years ended December 31, 2021 and 2020 differ from the statutory rate of 21% as follows:

	2021	2020
Benefit (provision) computed using the statutory rate	$(30,000)	64,000
Impact of state income tax	(8,000)	17,000
Non-taxable item - CARES Act loan forgiven	32,000
Change in valuation allowance	6,000	(81,000)
Total income tax provision (benefit)	$-	$-

At December 31, 2021 and 2020, the Company had net deferred tax assets as follows:

	2021	2020
Net operating loss carryforwards	$654,000	655,000
Other	(65,000)	(61,000)
	589,000	594,000
Valuation allowance	(589,000)	(594,000)
Net deferred tax assets	$-	$-

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to 100% of the net deferred tax asset exists at December 31, 2021 and 2020.  At December 31, 2021 the Company had net operating loss carry forwards of approximately $2.5 million for federal and state purposes.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the Years Ended December 31, 2021 and 2020

The Company has analyzed its filing positions in all jurisdictions where it is required to file income tax returns and found no positions that would require a liability for uncertain income tax benefits to be recognized.  The Company is subject to possible tax examinations for the fiscal years 2017 through 2021.  Prior year tax attributes could be adjusted by taxing authorities.  If applicable, the Company will deduct interest and penalties as interest expense on the consolidated financial statements.

10. Commitments and Contingencies

In determining accruals and disclosures with respect to loss contingencies, the Company evaluates such accruals and contingencies for each reporting period. Estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the consolidated financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

11. Subsequent Events

Effective November 23, 2022, Live Current Media Inc. ("Live Current"") entered into an Agreement and Plan of Reorganization (the "Guru Agreement") with the Company whereby the Live Current agreed to acquire all of the outstanding shares of Guru.  Closing of the acquisition of Guru as set forth in the Guru Agreement was completed on November 23, 2022.

Upon completion of the acquisition, all of the outstanding shares in the capital stock of the Company were cancelled without payment of any additional consideration thereon.

Concurrent with the entry into the Guru Agreement and completion of the acquisition, the Live Current entered into a Note Cancellation Agreement (the "Note Cancellation Agreement") with the holders (the "Guru Note Holders") of certain convertible promissory notes of the Company (the "Guru Notes") having an aggregate principal amount of $675,000.  Pursuant to the terms of the Note Cancellation Agreement, Live Current has agreed to issue to the Guru Note Holders an aggregate of 3,000,000 shares of Live Current's common stock as satisfaction in full of the amounts owing under the Guru Notes. Issuance of the Live Current shares is conditional upon the Guru Note Holders entering into lock up agreements with the Live Current, pursuant to which the Guru Note Holders will agree not to sell or otherwise transfer the shares of the Live Current issued to them pursuant to the Note Cancellation Agreement for a period of six months following the completion of the acquisition.